UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2014
Date of Report (Date of earliest event reported)

Commission File No. 333-141060

EPCYLON TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	27-0156048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Bloor Street W, suite 200/372
Toronot, Ontario, Canada	M5S 1R8
(Address of principal executive offices)	(Zip Code)

(612) 296-7305
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment to Articles of Incorporation - Creation of Preferred Shares

Effective March 7, 2014, Board of Directors of Epcylon Technologies, Inc., a Nevada corporation (the "Company") and the majority shareholders of the Company, approved an amendment to the articles of incorporation to create and authorize 15,000,000 shares of blank check preferred stock, par value $0.001, in connection with the proposed restructure of the Company (the “Amendment”). The Amendment was filed with the Secretary of State of Nevada on April 3, 2014 increaing the authorized capital to create 15,000,000 shares of preferred stock, par value $0.001 (the "Preferred Shares"). Section 5. Corporate Governance and Management. Item 5.07 Submission of a Vote to Security Holders."

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

5.07 Submission of Matters to a Vote of Security Holders

Amendment

On March 7, 2014, the majority shareholders of the Company approved an amendment to the articles of incorporation to create and authorize 15,000,000 shares of blank check preferred stock, par value$0.001 (the "Amendment"). Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Name Change. The Company’s articles of incorporation does not authorize cumulative voting. As of the record date of March 7, 2014, the Company had 167,955,220 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 116,815,000 votes, which represents approximately 69.55% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Amendment described herein in a unanimous written consent dated March 7, 2014. An Information Statement on Form 14C was filed with the Securities and Exchange Commission on March 11, 2014.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
3.1.1	Certificate of Amendment to the Articles of Incorporation of Epcylon Technologies Inc. filed with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES INC.

DATE: April 7, 2014
Name: Cato Kemmler
Title: President